UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2003

IMMERSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27969	94-3180138

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

801 Fox Lane
San Jose, California 95131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 467-1900

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 5.   Other Events.

     On July 28, 2003, Immersion Corporation (“Immersion”) issued a press release announcing that it had entered into agreements with Microsoft Corporation (“Microsoft”), regarding certain license rights under Immersion’s patents, the settlement of Immersion’s lawsuit against Microsoft, and certain investments by Microsoft in Immersion’s Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) and 7% Senior Redeemable Convertible Debentures (the “Debentures”). A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

     Pursuant to a License Agreement, Immersion granted to Microsoft a royalty-free, perpetual, irrevocable license to Immersion’s world-wide portfolio of patents. This license permits Microsoft to make, use and sell hardware, software and services (excluding adult products, medical products and foundry products (“Excluded Products”)) covered by Immersion’s patents. Immersion also granted to Microsoft a limited right, under Immersion’s patents relating to touch technology, to sublicense certain rights (excluding rights to Excluded Products and peripheral devices) to third party customers of Microsoft’s or Microsoft’s subsidiary’s operating systems (other than Sony Corporation, Sony Computer Entertainment, Inc., Sony Computer Entertainment of America, Inc., and their subsidiaries (the “Sony Entities”)). In exchange, for these rights and the rights included in the Sublicense Agreement described below, Microsoft will pay Immersion a one-time payment of $20 million.

     Under a Settlement Agreement, Microsoft and Immersion agreed to settle and dismiss the patent infringement litigation brought by Immersion in 2002 against Microsoft in the United States District Court for the Northern District of California.

     Under a Sublicense Agreement, Immersion granted to Microsoft the right to grant a sublicense (a “Game Platform Sublicense”) under Immersion’s world-wide patents relating to touch technology to entities which distribute game platforms under their own name (“Game Platform Vendors”), which will permit such Game Platform Vendors to make, use and sell consumer computer game platforms (excluding Excluded Products). This sublicense right includes the right for the Game Platform Vendors to further sublicense third party developers to use certain software development tools to develop games for the applicable game platform. The parties will share revenues from the sublicense rights granted.

Microsoft’s right to grant sublicenses under the Sublicense Agreement expires 24 months after the effective date of the Sublicense Agreement.

     Under the terms of the Series A Redeemable Convertible Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”), Microsoft agreed to purchase 2,185,792 shares of the Preferred Stock for $2.745 per share, an aggregate purchase price of $6,000,000. The Preferred Stock accrues cumulative dividends at a rate of 7% per year, payable in either cash or additional shares of Preferred Stock, is initially convertible into one share of Immersion Common Stock for each share of Preferred Stock, and is redeemable under certain circumstances by either Microsoft or Immersion. In addition, upon certain events, including the acquisition of Immersion or a settlement of the lawsuit with Sony Computer Entertainment of America, Inc. and Sony Computer Entertainment, Inc., under certain circumstances the holder of Series A Preferred Stock shall receive a liquidation preference of up to two and one-half (2.5) times the original purchase price of the Series A Preferred Stock. Immersion and Microsoft also entered into (i) a Registration Rights Agreement pursuant to which Immersion has, among other things, agreed to prepare and file with the Securities and Exchange Commission within 45 days of the closing of the sale of the Preferred Stock a registration statement to cover the resale of shares of Immersion Common Stock issuable upon conversion of the Preferred Stock or the Debentures, and (ii) a Stockholder’s Agreement pursuant to which Microsoft has, among other things, agreed to not directly purchase additional securities of Immersion without the consent of Immersion. The foregoing discussion is qualified in its entirety by reference to the Series A Purchase Agreement, the Certificate of Designation of the Powers, Preferences and Rights of Series A Redeemable Convertible Preferred Stock, the Registration Rights Agreement and the Stockholder’s Agreement, each of which is attached hereto as an exhibit and incorporated herein by reference.

     Under the terms of the Senior Redeemable Convertible Debenture Purchase Agreement (the “Debenture Purchase Agreement”), Immersion may require Microsoft to purchase up to $5,000,000 in Debentures during the first twelve months following the execution of the Debenture Purchase Agreement, and an additional $2,000,000 each year over the following two years. The Debentures accrue interest at a rate of 7% per year, are redeemable (i) at one hundred ten percent (110%) of the principal amount at Microsoft’s option three years after the fulfillment of certain customary closing conditions by Immersion, or (ii) at one hundred twenty-five percent (125%) of the principal amount immediately upon the occurrence of certain events, and are initially convertible into shares of Immersion’s Common Stock at a rate of approximately 0.364 shares for every dollar of outstanding principal and accrued but unpaid interest, subject to adjustment in certain circumstances. In order to comply with applicable Nasdaq rules, Immersion has agreed not to issue any Debentures or Series A Preferred Stock to Microsoft which would require Immersion stockholder approval, unless and until Immersion’s stockholders have approved the issuance. The foregoing discussion is qualified in its entirety by reference to the Debenture Purchase Agreement and the form of Debenture, each of which is attached hereto as an exhibit and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of the Powers, Preferences and Rights of Series A Redeemable Convertible Preferred Stock.

4.1	Form of 7% Senior Redeemable Convertible Debenture.

4.2	Registration Rights Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

4.3	Stockholder’s Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

10.1	Series A Redeemable Convertible Preferred Stock Purchase Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

10.2	Senior Redeemable Convertible Debenture Purchase Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

99.1	Press Release issued by Immersion Corporation dated July 28, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: July 28, 2003	By:	/s/ Victor Viegas
Victor Viegas
President, Chief Executive Officer, Chief
Financial Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of the Powers, Preferences and Rights of Series A Redeemable Convertible Preferred Stock.

4.1	Form of 7% Senior Redeemable Convertible Debenture.

4.2	Registration Rights Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

4.3	Stockholder’s Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

10.1	Series A Redeemable Convertible Preferred Stock Purchase Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

10.2	Senior Redeemable Convertible Debenture Purchase Agreement by and between Immersion Corporation and Microsoft Corporation, dated as of July 25, 2003.

99.1	Press Release issued by Immersion Corporation dated July 28, 2003.